Exhibit 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACTS:
Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

_____________________________________________________________________________________________

EXPEDITORS ANNOUNCES SEMI-ANNUAL CASH DIVIDEND OF $0.50

SEATTLE, WASHINGTON – November 5, 2019, Expeditors International of Washington, Inc. (NASDAQ: EXPD), today announced that on November 4, 2019, its Board of Directors declared a semi-annual cash dividend of $0.50 per share, payable on December 16, 2019 to shareholders of record as of December 2, 2019.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.